Exhibit 5.1

Hunton Andrews Kurth LLP File No: 123601.0000001

June 13, 2023

Hall of Fame Resort & Entertainment Company

2014 Champions Gateway

Canton, Ohio 44708

Hall of Fame Resort & Entertainment Company

Registration Statement on Form S-8

Dear addressee:

We have acted as counsel to Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of the Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to 275,000 shares of the common stock, par value $0.0001 per share (“Common Stock”) of the Company (the “Shares”), issuable pursuant to the Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan (the “Plan”). Capitalized terms used herein but not otherwise defined have the same meanings provided in the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records as we have deemed necessary to render the opinion set forth herein, including (i) the Plan, (ii) the Registration Statement, (iii) the Company’s Certificate of Incorporation, as amended through the date hereof, (iv) the Company’s Amended and Restated By-Laws, as amended through the date hereof, (v) certain resolutions of the Company’s Board of Directors; (vi) a certificate issued by the Secretary of State of the State of Delaware on the date hereof to the effect that the Company is existing under the laws of the State of Delaware and in good standing (the “Good Standing Certificate”); and (vii) such other documents, certificates and records as we have deemed necessary to render the opinion set forth herein.

For purposes of the opinion expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution, delivery and enforceability of certain documents by the Company).

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.HuntonAK.com

June 13, 2023

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, without independent verification of their accuracy.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Shares have been duly authorized by the Company and, when issued and sold against payment therefor in accordance with the terms of the Plan (and any award agreement entered under the Plan) and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware in effect on the date hereof. We do not express any opinion as to the laws of any other jurisdiction.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrew Kurth LLP